EXHIBIT 10.1


March 16, 1999


Proprietary and Confidential


Mr. Ernest Garcia
Chairman and Chief Executive Officer
Ugly Duckling Corporation
2625 East Camelback Road
Suite 1150
Phoenix, Arizona  85016

Dear Ernie:

We are pleased to confirm the terms under which Ugly Duckling Corporation (the "Company") proposes to engage Greenwich Capital Markets, Inc. ("Greenwich") as its exclusive private placement agent in connection with future securitizations of not less than $300 million of surety bonds secured by the Company's sub-prime automobile finance receivables, subject to the terms and conditions set forth in the attached Summary of Terms and in Greenwich's placement agent agreement (for privately placed securities) (this "Engagement"). Each of the parties hereto acknowledge that this Engagement is being executed in connection with a Commitment Letter, dated March 12, 1999, between Greenwich and the Company in which Greenwich committed to providing the Company with certain financing facilities.

This Engagement sets forth the entire agreement of Greenwich and the Company with respect to the subject matter hereof and supersedes all prior discussions and correspondence. This Engagement will be governed by and construed in accordance with New York law without regard to its conflicts of law provisions. Any placement agent agreement entered into between Greenwich and the Company will supersede the terms of this Engagement; provided, however, the obligation to engage Greenwich as placement agent per the "Term of Engagement" in the attached Summary of Terms shall survive.

If terms of this Engagement are acceptable to the Company, please indicate your agreement to be bound by the provisions of this Engagement, by executing this Engagement in the space provided below.

Very truly yours,

/S/ IRA PLATT
-------------

Ira J. Platt
Vice President




Accepted and agreed:




By:   /S/  ERNEST C. GARCIA
      ---------------------

      Ernest C. Garcia
      Chairman and Chief Executive Officer

                    SUB-PRIME AUTOMOBILE FINANCE RECEIVABLES
                            SECURITIZATION ENGAGEMENT

                                Summary of Terms

Engagement:                Greenwich  is  engaged  to act as sole and  exclusive
                           private placement agent for securitizations of the Company's sub-prime automobile and light duty truck receivables for the term of this Engagement.

Term of the
Engagement:                Greenwich's  Engagement  is for all of the  Company's
                           sub-prime      automobile      finance     receivable
                           securitizations  until  not  less  than  $300,000,000
                           aggregate amount of surety-enhanced securities have been issued. In addition, the Engagement is to encompass not less than three distinct securitization transactions.

Placement Fees:            The Company  shall pay  Greenwich a placement fee for
                           each securitization as follows:

                                                 Applicable Fees as a Percentage
                                                   of the Par Value of Type of
                           Type of Securities           Securities Issued
                           -------------------          ------------------

                            AAA-Rated                           0.50%
                            A-Rated                             0.75%

                           Greenwich will privately place the offered securities on a best efforts basis at a market spread determined as of the pricing date.

Conditions
Precedent:                 The   placement  by   Greenwich   of  the   Company's
                           securities will be conditioned upon the following:

                    (i) Execution of definitive documentation relating to the issuance of the securities in form and substance satisfactory to Greenwich;

                    (ii) Receipt   of   legal   opinions   customary   in  rated
                         asset-backed    securities   transactions   which   are
                         satisfactory to Greenwich;

                    (iii)The  execution by the Company of  Greenwich's  standard placement agency agreement, relating to Greenwich's placement of the securities pursuant to the Engagement, which agreements will provide, among other things, for the indemnification by the Company of Greenwich, its affiliates, directors, officers, employees, agents, consultants and counsel for material misstatements or omissions or alleged misstatements or omissions contained in any offering document prepared by the Company in connection with the offering of securities;

                    (iv) No change of control  shall have  occurred with respect
                         to  the   Company  or  any  of  its   subsidiaries   or
                         affiliates;

                    (v) No material adverse change shall have occurred in the financial or operating condition, business or prospects of the Company or any of its subsidiaries or affiliates; and

                    (vi) The   performance   of   the   Company's    outstanding
                         securitized transactions and the credit quality of the receivables underlying the subject securitizations shall not have materially deteriorated.

                    In addition, Greenwich reserves the right to conduct continuing due diligence of the Company, its affiliates, directors, officers, employees and significant shareholders and, to the extent Greenwich at any time discovers any new or previously existing but undiscovered event or condition which in Greenwich's sole discretion materially and adversely affects (a) the expected performance of the receivables, (b) the market for asset-backed securities of this type, (c) the condition (financial or otherwise) of the Company or its affiliates, or (d) the ability of the Company, Greenwich or its affiliates to fulfill its or their obligations under the Engagement, Greenwich shall have no further obligation under the Engagement.

Representations
And Warranties:            The Company will make, as of the cut-off date for the
                           Securitization,    customary    representations   and
                           warranties in form and content as may be required by Greenwich, rating agencies or a credit enhancement provider.

Expenses:                  The  Company  shall   reimburse   Greenwich  for  all
                           out-of-pocket expenses (except for travel and related
                           expenses of Greenwich employees)  associated with the
                           transactions,  including without limitation legal and
                           rating   agency  costs  and   expenses   incurred  in
                           connection  with the  preparation  and negotiation of
                           securitization-related  documentation  (including the
                           fees and expenses of Greenwich's  counsel),  up-front
                           and ongoing  custodial and trustee fees and expenses,
                           bond   insurer   premiums,   fees  and  expenses  (if
                           applicable),    due   diligence    contractors    and
                           accountants' comfort letters, whether advanced by the Company or by Greenwich as incurred. Where possible, Greenwich will negotiate fee and/or expense caps on behalf of the Company.